EXHIBIT 11

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                                                TB Wood's Corporation And Subsidiaries
                                                   Computation Of Earnings Per Share


                                                          Second Quarter                    Year to date
                                                    ---------------------------      ---------------------------
                                                    July 4, 1997      June 28,       July 4, 1997      June 28,
(in thousands, except per share amounts)                                  1996                             1996
--------------------------------------------------- ------------- -------------      ------------- -------------

Weighted average number of common shares
outstanding ............................................   5,831         5,750              5,829         5,226
Shares issued upon assumed exercise of
outstanding stock options ..............................      84           100                 83           101
Weighted average number of common and common              ------        ------             ------        ------
equivalent shares outstanding ..........................   5,915         5,850              5,912         5,327
Income before extraordinary item .......................  $2,145        $1,515             $4,282        $2,448
                                                          ------        ------             ------        ------
Extraordinary item .....................................      --            --                 --        (1,305)
Net  income ............................................   2,145         1,515              4,282         1,143
                                                          ------        ------             ------        ------
Net Income per common share:
Before extraordinary item ..............................   $0.36         $0.26              $0.72         $0.46
Extraordinary item .....................................      --            --                 --         (0.24)
                                                          ------        ------             ------        ------
 Net Income ............................................   $0.36         $0.26              $0.72         $0.21




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